Exhibit 23.6
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Pre-Effective Amendment No. 4 to the Registration Statement on Form S-11 of our report dated August 6, 2010 relating to the balance sheets of Carey Watermark Investors Incorporated, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
New York, New York
August 6, 2010